EXHIBIT 5.0


                               MOSES & SINGER LLP

                          1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6076

OFFICE MAIN 212.554.7800                           FACSIMILE 212.554.7700

                                 August 8, 2005
ION Networks, Inc.
120 Corporate Boulevard
South Plainfield, NJ  07080

Ladies and Gentlemen:

     We have acted as counsel to ION Networks, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form SB-2 (the "Registration Statement"), being filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission relating to the potential resale of (i) 4,411,764 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), which were issued pursuant to a certain purchase agreement, dated March 31, 2005 (the "2005 Purchase Agreement"), by and between the Company and certain of the selling shareholders identified in the Registration Statement, (ii) 2,205,882 shares of Common Stock issuable to certain of the selling shareholders identified in the Registration Statement pursuant to the exercise of certain warrants (the "2005 Warrants") issued pursuant to the 2005 Purchase Agreement, (iii) 1,781,582 shares of Common Stock which were issued pursuant to a certain purchase agreement dated February 14, 2002 (the "2002 Purchase Agreement") by and between the Company and such selling stockholders, (iii) 1,120,000 shares of Common Stock issuable to certain selling shareholders identified in the Registration Statement pursuant to the exercise of certain warrants (the "2002 Warrants") issued pursuant to the 2002 Purchase Agreement, (iv) 48,000 shares of Common Stock issuable pursuant to a warrant dated July 17, 2001, issued to one of the selling shareholders identified in the Registration Statement (the "Consultant Warrant", and together with the 2005 Warrants and 2002 Warrants, the "Warrants"), (v) 797,230 shares of Common Stock issuable to certain of the selling shareholders identified in the Registration Statement upon conversion of 79,723 shares of the Company's Series A Preferred Stock (the "Preferred Stock"), and (vi) 2,409,638 shares of Common Stock issuable to one of the selling shareholders identified in the Registration Statement upon conversion of a $200,000 debenture (the "Debenture"). The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The shares of Common Stock issuable upon conversion of the Preferred Stock and the Debenture, respectively, are hereinafter referred to as the "Conversion Shares."

     In rendering the opinions expressed below, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, (ii) the Company's Certificate of Incorporation, as amended, including the Amended and Restated Certificate of Designation of Series A Preferred Stock, (iii) the Company's amended and restated By-laws, as amended, (iv) 2005 the Purchase Agreement, (v) the 2002 Purchase Agreement, (iv) the 2005 Warrants, (vii) the 2002 Warrants, (viii) the Consultant Warrant (ix) the Debenture, and (x) the resolutions of the Company's board of directors authorizing the issuance of the Shares, the 2005 Warrants, the 2002 Warrants, the Consultant Warrant, the Warrant Shares, the Preferred Stock, the Debenture and the Conversion Shares. We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In all of our examinations, we have assumed the accuracy of all information furnished to us, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies, as well as the genuineness of all signatures on all such documents.

     Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the United States of America and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been validly issued, fully paid and non-assessable, (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, including payment of the exercise price therefor, will be validly issued, fully paid and non-assessable, and (iii) the Conversion Shares, when issued upon conversion of, and in accordance with the terms of, the Preferred Stock and the Debenture, respectively, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                 Very truly yours,

                                 /s/ MOSES & SINGER LLP
                                 ----------------------
                                 MOSES & SINGER LLP